                      AGREEMENT AND PLAN OF REORGANIZATION

                                 BY AND BETWEEN

                        AMERICAN CENTURY INVESTMENT TRUST

                                       and

                       AMERICAN CENTURY MUTUAL FUNDS, INC.

                      AGREEMENT AND PLAN OF REORGANIZATION

         AGREEMENT AND PLAN OF REORGANIZATION made as of August 8, 2001 by and between American Century Investment Trust, a Massachusetts business trust
("ACIT"), and American Century Mutual Funds, Inc., a Maryland corporation
("ACMF").

         WHEREAS, the parties desire that all of the assets and liabilities of the High-Yield portfolio of ACMF ("Old High-Yield") to be transferred to, and be acquired and assumed by, the High-Yield portfolio of ACIT ("New High-Yield") in exchange for shares of New High-Yield which shall thereafter be distributed by
ACMF to the holders of shares of Old High-Yield, all as described in this
Agreement (the "Reorganization");

         WHEREAS, the parties intend that the transfer of assets, assumption of liabilities and distribution of shares in Old High-Yield be treated as a tax-free reorganization under Section 368(a)(1)(F) of the Internal Revenue Code of 1986, as amended (the "Code"); and

         WHEREAS, the parties intend that in connection with the Reorganization,
Old High-Yield shall be terminated and de-registered as described in this
Agreement.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and subject to the terms and conditions hereof, and intending to be legally bound hereby, ACMF and ACIT agree as follows:

1.       TRANSFER OF ASSETS OF OLD HIGH-YIELD.

         1.1.     At the Effective Time (as defined in Section 8), ACMF shall transfer and convey to ACIT, on behalf of New High-Yield, all property of every description, and all interests, rights,
                  privileges and powers of Old High-Yield (such assets, the "Old
                  High-Yield Assets"). Simultaneously, ACIT shall, on behalf of
                  New High-Yield, accept the Old High-Yield Assets and assume all liabilities, whether accrued, absolute, contingent or
                  otherwise, of Old High-Yield (the "Old High-Yield
                  Liabilities"). As a result, at and after the Effective Time:
                  (i) all assets of Old High-Yield shall become and be the
                  assets of New High-Yield; and (ii) all liabilities of Old
                  High-Yield shall attach to New High-Yield as aforesaid and may thenceforth be enforced against New High-Yield to the extent as if the same had been incurred by it. Without limiting the generality of the foregoing, the Old High-Yield Assets shall include all property and assets of any nature whatsoever,
                  including without limitation, all cash, cash equivalents,
                  securities, other investments, claims and receivables
                  (including dividend and interest receivables) owned by Old
                  High-Yield, and any deferred or prepaid expenses shown as an asset on Old High-Yield's books at the Effective Time, and all good will, other intangible property and books and records belonging to Old High-Yield. Recourse by any person for the
                  Old High-Yield Liabilities assumed by New High-Yield shall, at and after the Effective Time, be limited to New High-Yield.

         1.2      In exchange for the transfer of the Old High-Yield Assets and the assumption of the Old High-Yield Liabilities, ACIT shall simultaneously issue at the Effective Time to Old High-Yield a number of full and fractional shares (to the third decimal place) of New High-Yield, all determined and adjusted as
                  provided in this Agreement. The number of shares of New
                  High-Yield so issued will have an aggregate net asset value equal to the value of the Old High-Yield Assets, less the Old
                  High-Yield Liabilities, that are represented by shares of Old
                  High-Yield, the holders of which shall receive shares of New
                  High-Yield, all determined and adjusted as provided in this
                  Agreement.

         1.3.     The net asset values of shares of New High-Yield and of Old
                  High-Yield shall be determined as of the Valuation Time, as defined in Section 3.

         1.4.     The net asset value of shares of New High-Yield shall be
                  computed in the manner set forth in New High-Yield's
                  then-current prospectus under the Securities Act of 1933, as amended (the "1933 Act"). The net asset value of the Old
                  High-Yield Assets to be transferred by ACMF shall be computed by ACMF and shall be subject to adjustment by the amount, if any, agreed to by ACIT and ACMF. In determining the value of the securities transferred by Old High-Yield to New
                  High-Yield, each security shall be priced in accordance with the policies and procedures of ACIT as described in its
                  then-current prospectus and statement of additional
                  information and adopted by ACIT's Board of Trustees, which are and shall be consistent with the policies now in effect for
                  ACMF. Price quotations and the security characteristics
                  relating to establishing such quotations shall be determined by ACIT, provided that such determination shall be subject to the approval of ACMF.

2.       LIQUIDATING DISTRIBUTION AND TERMINATION OF OLD HIGH-YIELD.

         Immediately after the Effective Time, Old High-Yield shall distribute in the complete liquidation pro rata to the record holders of its shares at the Effective Time the shares of New High-Yield to be received by the record holders of Old High-Yield. In accordance with instructions it receives from ACMF, ACIT shall record on its books the ownership of shares of New High-Yield by the record holders of shares of Old High-Yield. All of the issued and outstanding shares of Old
         High-Yield shall be redeemed and canceled on the books of ACMF at the
         Effective Time and shall thereafter represent only the right to receive the shares of New High-Yield, and Old High-Yield's transfer books shall be closed permanently. As soon as practicable after the Effective Time,
         ACMF shall take all steps as shall be necessary and proper to effect the dissolution of Old High-Yield under federal and state law. After the Effective Time, ACMF shall not conduct any business with respect to
         Old High-Yield except in connection with Old High-Yield's liquidation and dissolution.

3.       VALUATION TIME.

         Subject to Section 1.4 hereof, the Valuation Time for the
         Reorganization shall be on such date as may be agreed by the duly authorized officers of both parties hereto.

4.       CERTAIN REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF ACMF.

         ACMF, on behalf of itself and Old High-Yield, represents and warrants to, and agrees with, ACIT as follows:

         4.1.     ACMF is a Maryland corporation duly created pursuant to its
                  Articles of Incorporation for the purpose of acting as a
                  management investment company under the 1940 Act and is
                  validly existing under the laws of, and duly authorized to transact business in, the State of Maryland. Old High-Yield is registered with the Securities and Exchange Commission (the
                  "SEC") as an open-end management investment company under the
                  Investment Company Act of 1940, as amended (the "1940 Act"), and such registration is in full force and effect.

         4.2.     ACMF has power to own all of its properties and assets and, subject to the approval of shareholders referred to herein, to carry out and consummate the transactions contemplated hereby, and has all necessary federal, state and local authorizations to carry on its business as now being conducted and to
                  consummate the transactions contemplated by this Agreement.

         4.3.     This Agreement has been duly authorized, executed and
                  delivered by ACMF, and represents ACMF's valid and binding contract, enforceable in accordance with its terms, subject as to enforcement to bankruptcy, insolvency, reorganization,
                  arrangement, moratorium, and other similar laws of general applicability relating to or affecting creditors' rights and to general principles of equity. The execution and delivery of this Agreement does not and will not, and the consummation of the transactions contemplated by this Agreement will not,
                  violate ACMF's Articles of Incorporation, By-laws, or any
                  agreement or arrangement to which it is a party or by which it is bound.

         4.4.     Old High-Yield has elected to qualify and has qualified as a
                  "regulated investment company" under Subtitle A, Chapter 1,
                  Subchapter M, Part I of the Code, as of and since its first taxable year; has been a regulated investment company at all times since the end of its first taxable year when it so
                  qualified; and qualifies and shall continue to qualify as a regulated investment company until the Effective Time.

         4.5.     All federal, state, local and foreign income, profits,
                  franchise, sales, withholding, customs, transfer and other taxes, including interest, additions to tax and penalties
                  (collectively, "Taxes") relating to the Old High-Yield Assets or properly shown to be due on any return filed by Old
                  High-Yield with respect to taxable periods ending on or prior to, and the portion of any interim period up to, the date
                  hereof have been fully and timely paid or provided for; and
                  there are no levies, liens, or other encumbrances relating to
                  Taxes existing, threatened or pending with respect to the Old
                  High-Yield Assets.

         4.6.     The financial statements of Old High-Yield for the fiscal year ended October 31, 2000, audited by Deloitte & Touche LLP,
                  independent auditors, copies of which have been previously furnished to ACIT, present fairly the financial position of
                  Old High-Yield as of October 31, 2000 and the results of its operations for the year then ending, in conformity with
                  generally accepted accounting principles.

         4.7.     At both the Valuation Time and the Effective Time, there shall be no known liabilities of Old High-Yield, whether accrued, absolute, contingent or otherwise, not reflected in the net asset value per share of its outstanding shares.

         4.8.     There are no legal, administrative or other proceedings
                  pending or, to ACMF's knowledge threatened, against ACMF or
                  Old High-Yield which could result in liability on the part of
                  Old High-Yield.

         4.9.     Subject to the approval of shareholders, at both the Valuation
                  Time and the Effective Time, ACMF shall have full right, power and authority to assign, transfer and deliver the Old
                  High-Yield Assets and, upon delivery and payment for the Old
                  High-Yield Assets as contemplated herein, New High-Yield shall acquire good and marketable title thereto, free and clear of all liens and encumbrances, and subject to no restrictions on the ownership or transfer thereof (except as imposed by
                  federal or state securities laws).

         4.10.    No consent, approval, authorization or order of any court or governmental authority is required for the consummation by
                  ACMF of the transactions contemplated by this Agreement,
                  except such as may be required under the 1933 Act, the
                  Securities Exchange Act of 1934, as amended (the "1934 Act"), the 1940 Act, the rules and regulations under those Acts, and state securities laws.

         4.11.    Insofar as the following relate to ACMF, the registration
                  statement filed by ACIT on Form N-14 relating to the shares of
                  New High-Yield that will be registered with the SEC pursuant to this Agreement, which, without limitation, shall include a proxy statement of ACMF and the prospectus of ACIT with
                  respect to the transactions contemplated by this Agreement, and any supplement or amendment thereto or to the documents contained or incorporated therein by reference (the "N-14
                  Registration Statement"), on the effective date of the N-14
                  Registration Statement, at the time of any shareholders'
                  meeting referred to herein and at the Effective Time: (i)
                  shall comply in all material respects with the provisions of the 1933 Act, the 1934 Act and the 1940 Act, the rules and regulations thereunder, and state securities laws, and (ii)
                  shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;
                  provided, however, that the representations and warranties in this subsection shall apply only to statements in or omissions from the N-14 Registration Statement made in reliance upon and in conformity with information furnished by ACMF for use in the N-14 Registration Statement.

         4.12.    All of the issued and outstanding shares of Old High-Yield have been duly and validly issued, are fully paid and
                  non-assessable, and were offered for sale and sold in
                  conformity with all applicable federal and state securities laws, and no shareholder of Old High-Yield has any preemptive right of subscription or purchase in respect of such shares.

5.       CERTAIN REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF ACIT.

         ACIT, on behalf of itself and New High-Yield, represents and warrants to, and agrees with, ACMF as follows:

         5.1.     ACIT is a Massachusetts business trust duly created pursuant to an Agreement and Declaration of Trust for the purpose of acting as a management investment company under the 1940 Act and is validly existing under the laws of, and duly authorized to transact business in, the Commonwealth of Massachusetts,
                  New High-Yield is registered with the SEC as an open-end
                  management investment company under the 1940 Act and such
                  registration is in full force and effect.

         5.2.     ACIT has the power to own all of its properties and assets and to carry out and consummate the transactions contemplated
                  herein, and has all necessary federal, state and local
                  authorizations to carry on its business as now being conducted and to consummate the transactions contemplated by this
                  Agreement.

         5.3.     This Agreement has been duly authorized, executed and
                  delivered by ACIT, and represents ACIT's valid and binding contract, enforceable in accordance with its terms, subject as to enforcement to bankruptcy, insolvency, reorganization,
                  arrangement, moratorium, and other similar laws of general applicability relating to or affecting creditors' rights and to general principles of equity. The execution and delivery of this Agreement did not, and the consummation of the
                  transactions contemplated by this Agreement will not, violate
                  ACIT's Agreement and Declaration of Trust or By-laws or any agreement or arrangement to which it is a party or by which it is bound.

         5.4.     New High-Yield intends to qualify as a "regulated investment company" under Subtitle A, Chapter 1, Subchapter M, Part I of the Code.

         5.5.     As a new fund, New High-Yield has no audited financial
                  statements for its most recent fiscal year.

         5.6.     At both the Valuation Time and the Effective Time, there shall be no known liabilities of New High-Yield whether accrued, absolute, contingent or otherwise, not reflected in the net asset value per share of its shares to be issued pursuant to this Agreement.

         5.7.     There are no legal, administrative or other proceedings
                  pending or, to its knowledge, threatened against ACIT or New
                  High-Yield that could result in liability on the part of ACIT or New High-Yield.

         5.8.     No consent, approval, authorization or order of any court or governmental authority is required for the consummation by
                  ACIT of the transactions contemplated by this Agreement,
                  except such as may be required under the 1933 Act, the 1934
                  Act, the 1940 Act, the rules and regulations under those Acts, and state securities laws.

         5.9.     Insofar as the following relate to ACIT, the N-14 Registration
                  Statement on its effective date, at the time of any
                  shareholders' meetings referred to herein and at the Effective
                  Time: (i) shall comply in all material respects with the
                  provisions of the 1933 Act, the 1934 Act and the 1940 Act, the
                  rules and regulations thereunder, and state securities laws, and (ii) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated
                  therein or necessary to make the statements therein not
                  misleading; provided, however, that the representations and warranties in this subsection shall apply only to statements in or omissions from the N-14 Registration Statement made in reliance upon and in conformity with information furnished by
                  ACIT for use in the N-14 Registration Statement.

         5.10.    The shares of New High-Yield to be issued and delivered to Old
                  High-Yield for the account of record holders of shares of Old
                  High-Yield pursuant to the terms hereof shall have been duly authorized as of the Effective Time and, when so issued and delivered, shall be registered under the 1933 Act, duly and validly issued, fully paid and non-assessable, and no
                  shareholder of ACIT shall have any preemptive right of
                  subscription or purchase in respect thereto.

6.       SHAREHOLDER ACTION ON BEHALF OF OLD HIGH-YIELD.

         6.1.     As soon as practicable after the effective date of the N-14
                  Registration Statement, but in any event prior to the
                  Effective Time and as a condition to the Reorganization, the
                  Board of Directors of ACMF shall call, and ACMF shall hold, a meeting of the shareholders of Old High-Yield for the purpose of considering and voting upon:

                  6.1.1.   Approval of this Agreement and the transactions
                           contemplated hereby, including, without limitation:

                           6.1.1.1. The transfer of the Old High-Yield Assets to
                                    New High-Yield and the assumption by New
                                    High-Yield of the Old High-Yield
                                    Liabilities, in exchange for shares of New
                                    High-Yield, as described in this Agreement;
                                    and

                           6.1.1.2. The liquidation of Old High-Yield through
                                    the distribution to its record holders of
                                    shares of the shares of New High-Yield as
                                    described in this Agreement; and

                  6.1.2.   Such other matters as may be determined by the Board
                           of Directors or authorized officers of the parties.

         6.2.     Approval of this Reorganization Agreement by the shareholders of Old High-Yield shall constitute the waiver of the
                  application of any fundamental policy of Old High-Yield that might be deemed to prevent them from taking the actions
                  necessary to effectuate the Reorganization as described, and such policies, if any, shall be deemed to have been amended accordingly.

7.       REGISTRATION STATEMENT AND PROXY SOLICITATION MATERIALS.

         The N-14 Registration Statement under the 1933 Act, including the combined prospectus/proxy statement contained therein under the 1934
         Act and 1940 Act proxy rules, shall be filed with the SEC as promptly as practicable, ACIT and ACMF have cooperated and shall continue to cooperate with each other, and have furnished and shall continue to furnish each other with the information relating to themselves that is required by the 1933 Act, the 1934 Act, the 1940 Act, the rules and regulations under each of those Acts and state securities laws, to be included in the N-14 Registration Statement.

8.       EFFECTIVE TIME OF THE REORGANIZATION.

         Delivery of the Old High-Yield Assets and the shares of New High-Yield to be issued pursuant to Section 1 and the liquidation of Old
         High-Yield pursuant to Section 2 shall occur at the opening of business on the next business day following the Valuation Time, or on such other date, and at such place and time, as may be determined by the President or any Vice President of each party hereto. The date and time at which such actions are taken are referred to herein as the "Effective Time."
         To the extent any of the Old High-Yield Assets are, for any reason, not transferred at the Effective Time, ACMF shall cause such Old High-Yield
         Assets to be transferred in accordance with this Agreement at the earliest practicable date thereafter.

9.       ACIT CONDITIONS.

         The obligations of ACIT hereunder with respect to New High-Yield shall be subject to the following conditions precedent:

         9.1.     This Agreement and the transactions contemplated by this
                  Agreement shall have been approved by the shareholders of Old
                  High-Yield, in the manner required by law.

         9.2.     ACMF shall have duly executed and delivered to ACIT such bills of sale, assignments, certificates and other instruments of transfer ("Transfer Documents") as may be necessary or
                  desirable to transfer all right, title and interest of ACMF and Old High-Yield in and to the Old High-Yield Assets. The
                  Old High-Yield Assets shall be accompanied by all necessary state stock transfer stamps or cash for the appropriate
                  purchase price therefor.

         9.3.     All representations and warranties made in this Agreement
                  shall be true and correct in all material respects as if made at and as of the Valuation Time and the Effective Time. As of
                  the Valuation Time and the Effective Time, there shall have been no material adverse change in the financial position of
                  Old High-Yield since October 31, 2000, other than those
                  changes incurred in the ordinary course of business as an
                  investment company. No action, suit or other proceeding shall be threatened or pending before any court or governmental
                  agency in which it is sought to restrain or prohibit, or
                  obtain damages or other relief in connection with, this
                  Agreement or the transactions contemplated herein.

         9.4.     ACIT shall have received a tax opinion acceptable to ACMF, addressed to ACIT and ACMF in a form reasonably satisfactory to them and dated the Effective Time, substantially to the effect that for federal income tax purposes: (i) the transfer of the Old High-Yield Assets hereunder, and the assumption by
                  New High-Yield of the Old High-Yield Liabilities, in exchange for shares of New High-Yield, and the distribution of said shares to the shareholders of Old High-Yield, as provided in this Agreement, will constitute a reorganization within the meaning of Section 368 of the Code, and Old High-Yield and New
                  High-Yield will each be considered "a party to a
                  reorganization" within the meaning of Section 368(b) of the
                  Code; (ii) no gain or loss will be recognized by Old
                  High-Yield as a result of such transaction; (iii) no gain or loss will be recognized by New High-Yield as a result of such transaction; (iv) no gain or loss will be recognized by the shareholders of Old High-Yield on the distribution to them by
                  Old High-Yield of shares of New High-Yield in exchange for their shares of Old High-Yield; (v) the aggregate basis of New
                  High-Yield shares received by each shareholder of Old
                  High-Yield will be the same as the aggregate basis of the
                  shareholder's Old High-Yield shares immediately prior to the transaction; (vi) the basis of the Old High-Yield Assets to
                  New High-Yield will be the same as the basis of the Old
                  High-Yield Assets in the hands of Old High-Yield immediately prior to the exchange; (vii) a shareholder's holding period for New High-Yield shares will be determined by including the period for which the shareholder held the shares of Old
                  High-Yield exchanged therefor, provided that the shareholder held such shares of Old High-Yield as a capital asset; and
                  (viii) the holding period of New High-Yield with respect to the Old High-Yield Assets will include the period for which the Old High-Yield Assets were held by Old High-Yield.

         9.5.     The SEC shall not have issued any unfavorable advisory report under Section 25(b) of the 1940 Act nor instituted any
                  proceeding seeking to enjoin consummation of the transactions contemplated by this Agreement under Section 25(c) of the 1940
                  Act.

         9.6.     The N-14 Registration Statement shall have become effective under the 1933 Act and no stop order suspending such
                  effectiveness shall have been instituted or, to the knowledge of ACIT, contemplated by the SEC, and the parties shall have received all permits and other authorizations necessary under state securities laws to consummate the transactions
                  contemplated by this Agreement.

         9.7.     The President or a Vice President of ACMF shall have certified that ACMF has performed and complied in all material respects with each of its agreements and covenants required by this
                  Agreement to be performed or complied with by it prior to or at the Valuation Time and the Effective Time.

10.      ACMF'S CONDITIONS.

         The obligations of ACMF hereunder with respect to Old High-Yield shall be subject to the following conditions precedent:

         10.1.    This Agreement and the transactions contemplated by this
                  Agreement shall have been approved by the shareholders of Old
                  Hig-Yield in the manner required by law.

         10.2.    All representations and warranties of ACIT made in this
                  Agreement shall be true and correct in all material respects as if made at and as of the Valuation Time and the Effective
                  Time. As of the Valuation Time and the Effective Time, there shall have been no material adverse change in the financial condition of New High-Yield since August 20, 2001, other than those changes incurred in the ordinary course of business as an investment company. No action, suit or other proceeding shall be threatened or pending before any court or
                  governmental agency in which it is sought to restrain or
                  prohibit, or obtain damages or other relief in connection
                  with, this Agreement or the transactions contemplated herein.

         10.3.    ACMF shall have received a tax opinion acceptable to ACMF, addressed to ACIT and ACMF in a form reasonably satisfactory to them and dated the Effective Time, with respect to the
                  matters specified in Section 9.4.

         10.4.    The N-14 Registration Statement shall have become effective under the 1933 Act and no stop order suspending such
                  effectiveness shall have been instituted, or to the knowledge of ACIT, contemplated by the SEC, and the parties shall have received all permits and other authorizations necessary under state securities laws to consummate the transactions
                  contemplated by this Agreement.

         10.5.    ACMF shall not sell or otherwise dispose of any shares of New
                  High-Yield to be received in the transactions contemplated herein, except in distribution to its shareholders as
                  contemplated herein.

         10.6.    The SEC shall not have issued any unfavorable advisory report under Section 25(b) of the 1940 Act nor instituted any
                  proceeding seeking to enjoin consummation of the transactions contemplated by this Agreement under Section 25(c) of the 1940
                  Act.

         10.7.    The President or a Vice President of ACIT shall have certified that ACIT has performed and complied in all material respects with each of its agreements and covenants required by this
                  Agreement to be performed or complied with by it prior to or at the Valuation Time and the Effective Time.

11.      TAX DOCUMENTS.

         ACMF shall deliver to ACIT at the Effective Time confirmations or other adequate evidence as to the adjusted tax basis of the Old High-Yield
         Assets then delivered to New High-Yield in accordance with the terms of this Agreement.

12.      FURTHER ASSURANCES.

         Subject to the terms and conditions herein provided, each of the parties hereto shall use its best efforts to take, or cause to be taken, such action, to execute and deliver, or cause to be executed and delivered, such additional documents and instruments, and to do, or cause to be done, all things necessary, proper or advisable under the provisions of this Agreement and under applicable law to consummate and make effective the transactions contemplated by this Agreement.

13.      TERMINATION OF REPRESENTATIONS AND WARRANTIES.

         The representations and warranties of the parties set forth in this
         Agreement shall terminate at the Effective Time.

14.      TERMINATION OF AGREEMENT.

         14.1.    This Agreement may be terminated prior to the Effective Time by the Board of Trustees of ACIT or the Board of Directors of
                  ACMF, as provided below:

                  14.1.1.  By ACIT if the conditions set forth in Section 9 are not satisfied in said Section;

                  14.1.2.  By ACMF if the conditions set forth in Section 10 are not satisfied as specified in said Section;

                  14.1.3.  By the mutual consent of the parties.

         14.2.    If a party terminates this Agreement because one or more of its conditions precedent have not been fulfilled, or if this
                  Agreement is terminated by mutual consent, this Agreement will become null and void without any liability of either party or any of their investment portfolios to the other; provided, however, that if such termination is by ACIT pursuant to
                  Section 14.1.1 as a result of a breach by ACMF of any of its representations, warranties or covenants in this Agreement, or such termination is by ACMF pursuant to Section 14.1.2 as a result of a breach by ACIT of any of its representations,
                  warranties or covenants in this Agreement, nothing herein
                  shall affect the non-breaching party's right to damages on account of such other party's breach.

15.      AMENDMENT AND WAIVER.

         At any time prior to or (to the fullest extent permitted by law) after approval of this Agreement by the shareholders of ACMF, (a) the parties hereto may, by written agreement authorized by their respective Board of Directors or Trustees, as the case may be, or their respective
         Presidents or any Vice Presidents, and with or without the approval of their shareholders, amend any of the provisions of this Agreement, and
         (b) either party may waive any breach by the other party or the failure to satisfy any of the conditions to its obligations (such waiver to be in writing and executed by the President or Vice President of the waiving party with or without the approval of such party's shareholders).

16.      GOVERNING LAW.

         This Agreement and the transactions contemplated hereby shall be governed, construed and enforced in accordance with the laws of
         Massachusetts without giving effect to the conflicts of law principles otherwise applicable therein.

17.      SUCCESSORS AND ASSIGNS.

         This Agreement shall be binding upon the respective successors and permitted assigns of the parties hereto. This Agreement and the rights, obligations and liabilities hereunder may not be assigned by either party without the consent of the other party.

18.      BENEFICIARIES.

         Nothing contained in this Agreement shall be deemed to create rights in persons not parties hereto, other than the successors and permitted assigns of the parties.

19.      ACGIT LIABILITY.

         19.1.    The name "American Century Investment Trust" and "Trustees of
                  American Century Investment Trust" refer respectively to the trust created and the trustees, as trustees but not
                  individually or personally, acting from time to time under an
                  Amended and Restated Agreement and Declaration of Trust dated as of March 9, 1998, as amended, which is hereby referred to and copies of which are on file at the office of the State
                  Secretary of the Commonwealth of Massachusetts and at the
                  principal office of ACIT. The obligations of ACIT entered into in the name or on behalf thereof by any of its trustees,
                  representatives or agents are made not individually, but in such capacities, and are not binding upon any of the trustees, shareholders or representatives of ACIT personally, but bind only the trust property, and all persons dealing with any
                  portfolio of ACIT must look solely to the trust property
                  belonging to such portfolio for the enforcement of any claims against ACIT.

         19.2.    Both parties specifically acknowledge and agree that any
                  liability of ACIT under this Agreement with respect to New
                  High-Yield, or in connection with the transactions
                  contemplated herein with respect to New High-Yield, shall be discharged only out of the assets of New High-Yield and that no other portfolio of ACIT, if any, shall be liable with
                  respect thereto.

20.      ACMF LIABILITY.

         Both parties specifically acknowledge and agree that any liability of
         ACMF under this Agreement with respect to Old High-Yield or in connection with the transactions contemplated herein with respect to
         Old High-Yield, shall be discharged only out of the Old High-Yield
         Assets and that no other portfolio of ACMF shall be liable with respect thereto.

21.      NOTICES.

         All notices required or permitted herein shall be in writing and shall be deemed to be properly given when delivered personally or by telecopier to the party entitled to receive the notice or when sent by certified or registered mail, postage prepaid, or delivered to a nationally recognized overnight courier service, in each case properly addressed to the party entitled to receive such notice at the address or telecopier number stated below or to such other address or telecopier number as may hereafter be furnished in writing by notice similarly given by one party to the other party hereto:

         If to American Century Investment Trust or American Century Mutual
         Funds, Inc.:

                                            Charles A. Etherington
                                            4500 Main Street
                                            Kansas City, MO  64111

22.      EXPENSES.

         Each party represents to the other that its expenses incurred in connection with the Reorganization will be borne by American Century
         Investment Management, Inc. or one or more of its affiliates.

23.      ENTIRE AGREEMENT.

         This Agreement embodies the entire agreement and understanding of the parties hereto and supersedes any and all prior agreements, arrangements and understandings relating to matters provided for herein.

24.      COUNTERPARTS.

         This Agreement may be executed in any number of counterparts, each of which, when executed and delivered shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their duly authorized officers designated below as of the date first written.

AMERICAN CENTURY INVESTMENT TRUST

By:/s/Charles A. Etherington
   Charles A. Etherington
   Vice President

ATTEST:/s/Anastasia H. Enneking
       Anastasia H. Enneking

AMERICAN CENTURY MUTUAL FUNDS, INC.

By:/s/Charles A. Etherington
   Charles A. Etherington
   Vice President

ATTEST:/s/Anastasia H. Enneking
       Anastasia H. Enneking